Exhibit 10.5

AMENDMENT

to

EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is dated as of May 16, 2012, by and between Healthcare Trust of America, Inc., a Maryland corporation (the “Corporation”), and Scott D. Peters (the “Executive”).

WHEREAS, the Executive is currently employed by the Corporation pursuant to that certain Employment Agreement, dated as of July 1, 2009 (the “Agreement”); and

WHEREAS, the Corporation and the Executive desire to amend the Agreement as provided herein.

NOW, THEREFORE, the parties agree as follows:

1. Section 5 of the Agreement is hereby amended to delete the section entitled “Other Compensation - Equity Interest” in its entirety.

2. Section 8 of the Agreement is hereby amended to add the following paragraph to such section:

“Termination Following Change in Control

In the event of a Change in Control (as such term is defined under the Company’s Amended and Restated 2006 Incentive Plan), the Executive may, at any time on or within the period of ninety (90) days following the consummation of such transaction, voluntarily terminate his employment with the Company (or its successor or any of their respective affiliates) for any reason or no reason, and following such a termination of his employment, the Executive will be entitled to the Separation Benefits (as defined in this Section 8) upon the conditions set forth herein. The Company shall have no further obligations to the Executive under this Agreement or otherwise (other than pursuant to any employee benefit plan).”

3. Section 8 of the Agreement is hereby further amended to provide that (a) the “Release” referred to in such section must be executed by the Executive within 45 days after the Executive’s Date of Termination (as defined therein) and must not be revoked by the Executive within any revocation period provided by applicable law, (b) if the Executive is entitled to receive cash severance pursuant to such section, such severance shall be paid in a lump sum on the sixtieth (60th) day following the Executive’s Date of Termination, and (c) the fourth paragraph of the “Provisions Regarding Code Section 409A” in Section 10 of the Agreement is hereby deleted in its entirety.

4. Except as expressly modified herein, the Agreement shall remain in full force and effect in accordance with its original terms.

5. Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Agreement.

6. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered on the day and year first above written.

HEALTHCARE TRUST OF AMERICA, INC.

By:
[Name]
[Title]

EXECUTIVE

Scott D. Peters

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